[LETTERHEAD OF PATTERSON, BELKNAP, WEBB & TYLER LLP]

                                                       April 20, 2004

Citibank, N.A. - ADR Department
111 Wall Street
New York, New York 10023

Ladies and Gentlemen:

      We refer to the Registration Statement on Form F-6 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "SEC") by the legal entity created by the Deposit Agreement (as hereinafter defined) for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), 100,000,000 American Depositary Shares (the "ADSs") to be issued under the Deposit Agreement, by and among Citibank, N.A., as Depositary, Hopewell Highway Infrastructure Limited, a company organized under the laws of Cayman Islands and registered as an overseas company in Hong Kong (the "Company"), and all Holders and Beneficial Owners from time to time of ADSs issued thereunder, a draft copy of which is being filed as Exhibit (a) to the Registration Statement (the "Deposit Agreement"). Each ADS will represent, subject to the terms and conditions of the Deposit Agreement and, if applicable, the American Depositary Receipt ("ADR") representing such ADS, ten (10) shares of ordinary shares of the Company (the "Shares").

      Assuming that, at the time of their issuance, the Registration Statement will have been declared effective by the SEC, the Deposit Agreement will have been duly executed and delivered, and the Shares will have been legally issued, we are of the opinion that the ADSs, when issued in accordance with the terms of the Deposit Agreement and the Registration Statement, will be legally issued and will entitle the Holders (as such term is defined in the Deposit Agreement) to the rights specified in the Deposit Agreement and, if applicable, the applicable ADR(s).

      This opinion is limited to the laws of the State of New York and the Federal laws of the United States. Without admitting that we are within the category of persons whose consent is required under Section 7 of the Securities Act, we hereby consent to the use of this opinion as Exhibit (d) to the Registration Statement.

                                           Very truly yours,

                                           PATTERSON, BELKNAP, WEBB & TYLER LLP


                                           By: /s/ Herman H. Raspe
                                               ---------------------------------
                                               A Member of the Firm


                                      -2-